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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-64288 and 33-64436) of BancFirst Ohio Corp. of our report dated January 21, 2000 on our audits of the consolidated financial statements of BancFirst Ohio Corp. and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997, which report is included in this Annual Report on Form 10K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
March 3, 2000